UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[X]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material under Rule 14a-12

MICROHELIX, INC.

Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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16125 SW 72nd Avenue
Portland, Oregon 97224
(503) 968-1600

November 3, 2003

Dear Fellow Shareholder:

      We have scheduled a special meeting of shareholders for December 10, 2003. Enclosed is a copy of our proxy statement for this meeting.

      This is a very important shareholders meeting. At the meeting, you will be asked to consider several proposals relating to whether our securities will continue to be eligible for listing on the Nasdaq SmallCap Market. The matters to be considered at the meeting are explained in greater detail in the body of the proxy statement, and we encourage you to review this information.

      Approval of these proposals is critical to the continued listing of the Company’s securities on the Nasdaq SmallCap Market. Although no assurance can be given that the Company’s securities will continue to be listed if these proposals are approved, it is virtually certain that the Company’s securities will be delisted from the Nasdaq SmallCap Market if the proposals are not approved.

      We look forward to seeing as many of our shareholders as are able to attend the meeting. We recognize, however, that this is impractical for many of you. For this reason, we have enclosed a form of proxy and return envelope that you can use to ensure your shares are represented at the meeting.

      Please take a moment to sign, date and return the enclosed form of proxy. This way your shares will be represented whether or not you are able to attend the meeting.

      We thank you for your attention to this matter and for your continuing support of the Company.

Very truly yours,

JAMES M. WILLIAMS
Chairman of the Board

Portland, Oregon

November 3, 2003

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To Be Held on December 10, 2003
PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS to be held on December 10, 2003
General
Solicitation, Voting and Revocability of Proxies
STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS
Stock Ownership of Directors and Executive Officers
Stock Ownership of Certain Beneficial Owners
General
Background and Purpose for the Reverse Stock Split
Certain Risks Associated with the Reverse Stock Split
Principal Effects of the Reverse Stock Split
Fractional Shares
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
Federal Income Tax Consequences
No Appraisal Rights
Vote Required
General
Background and Purpose for the Class B Warrant Repricing Program
Principal Risks of the Warrant Repricing Proposal
Vote Required
General
Background and Purpose for the Stock Issuance Proposal
Principal Risks of the Stock Issuance Proposal
Vote Required
DESCRIPTION OF SECURITIES
The Company’s Authorized Capital Stock
Common Stock
Class A and Class B Warrants
Other Warrants
Options
Preferred Stock
PROPOSED AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

16125 SW 72nd Avenue

Portland, Oregon 97224

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on December 10, 2003

To the Shareholders of microHelix, Inc.:

      A special meeting of shareholders of microHelix, Inc., an Oregon corporation (the “Company”), will be held at the Company’s offices at 16125 SW 72nd Avenue, Portland, Oregon 97224, on December 10, 2003 at 10:00 a.m. (local time), for the following purposes:

1. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-3;

2. To approve the potential issuance of up to 2,780,498 shares of the Company’s common stock (subject to proportional adjustment upon the effectiveness of the 1-for-3 reverse stock split) upon the exercise of outstanding Class B warrants during a temporary warrant repricing period;

3. To approve the potential sale of up to $500,000 of the Company’s common stock to its directors and officers, among others, and the exercise of Class B warrants by the directors and officers during the temporary warrant repricing period; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on October 14, 2003 are entitled to notice of and to vote at the special meeting.

      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope provided for that purpose. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares are voted. You may revoke your proxy at any time prior to the special meeting. Any shareholder attending the meeting may vote in person even if he or she returned a proxy, in which case your proxy will be revoked automatically.

By Order of the Board of Directors

JAMES M. WILLIAMS
Chairman of the Board

Portland, Oregon

November 3, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MICROHELIX, INC.

16125 SW 72nd Avenue
Portland, Oregon 97224
(503) 968-1600

November 3, 2003

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
to be held on December 10, 2003

General

      This Proxy Statement is being furnished to the shareholders of microHelix, Inc., an Oregon corporation (“microHelix” or the “Company”), as part of the solicitation of proxies by the Company’s board of directors from holders of the outstanding shares of microHelix common stock (“Common Stock”) for use at a special meeting of the Company’s shareholders (the “Special Meeting”) to be held at the Company’s offices at 16125 SW 72nd Avenue, Portland, Oregon 97224, at 10:00 a.m. (local time) on December 10, 2003, and at any adjournments or postponements thereof.

      At the Special Meeting, shareholders will be asked (1) to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Common Stock at a ratio of 1-for-3 (the “Reverse Stock Split Proposal”), (2) to approve the potential issuance of up to 2,780,498 shares of the Common Stock (subject to proportional adjustment upon the effectiveness of the 1-for-3 reverse stock split) upon the exercise of outstanding Class B warrants during a temporary warrant repricing period (the “Warrant Repricing Proposal”), (3) to approve the potential sale of up to $500,000 of Common Stock to directors and officers, among others, and the exercise of Class B warrants by directors and officers during the temporary warrant repricing period (the “Stock Issuance Proposal”) and (4) to transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of microHelix on or about November 3, 2003.

Solicitation, Voting and Revocability of Proxies

      The board of directors has fixed the close of business on October 14, 2003 as the record date for determination of the shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Special Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Special Meeting. On the record date, there were 48 holders of record and approximately 750 beneficial holders of the 4,619,886 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Special Meeting, or at least 2,309,944 shares, is necessary to constitute a quorum at the Special Meeting.

      If the enclosed form of proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the Reverse Stock Split Proposal, FOR the Warrant Repricing Proposal and FOR the Stock Issuance Proposal. The board of directors does not know of any matters other than those described in the Notice of Special Meeting that are to come before the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the board of directors.

      A shareholder who executes a proxy retains the right to revoke it at any time before its exercise. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date to: Corporate Secretary, microHelix, Inc., 16125 SW 72nd Avenue, Portland, Oregon 97224. The proxy may also be revoked by voting in person at the Special Meeting. All valid, unrevoked proxies will be voted at the Special Meeting.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Stock Ownership of Directors and Executive Officers

      The following table sets forth information, as of October 14, 2003, with respect to the beneficial ownership of Common Stock by: (1) each of the Company’s directors; (2) the Company’s Chief Executive Officer; (3) all officers and key employees and (4) all current officers, key employees and directors as a group. The address of each person listed below is: c/o microHelix, Inc., 16125 SW 72nd Avenue, Portland, Oregon 97224. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of October 14, 2003 are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person. Unless otherwise noted, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite that shareholder’s name.

	Shares Beneficially Owned

Name of Beneficial Owner	Number		Percent

James M. Williams	95,416	(1)	*
Tyram H. Pettit	43,368		*
Terrence A. Rixford	45,055	(2)	*
Ky Huynh	47,728		*
Richard G. Sass	2,007,723	(3)	19.7%
John L. Crary	361,618	(4)	3.6%
All executive officers, key employees and directors as a group (6 persons)	2,600,908	(5)(6)	25.3%

*	Less than one percent.

(1)	Includes 27,597 shares of Common Stock owned by a corporation controlled by Mr. Williams and members of his family and Class A and Class B warrants to purchase up to an aggregate of 28,200 shares of Common Stock.

(2)	Includes 12,000 shares of Common Stock and Class A and Class B warrants to purchase up to an aggregate of 4,000 shares of Common Stock.

(3)	Includes (a) Class A and Class B warrants to purchase up to an aggregate of 711,772 shares of Common Stock and (b) 43,249 shares of Common Stock and Class A and Class B warrants to purchase 86,498 shares of Common Stock held by the J.M. Ek Living Trust, of which Mr. Sass is the trustee.

(4)	Includes (a) 67,870 shares of Common Stock, (b) Class A and Class B warrants to purchase up to an aggregate of 86,540 shares of Common Stock and (c) 65,000 shares of Common Stock and Class A and Class B warrants to purchase up to an aggregate of 130,000 shares of Common Stock held by two trusts, of which Mr. Crary is both the trustee and the beneficiary.

(5)	Includes 114,949 options to purchase shares of Common Stock that are exercisable as of October 14, 2003. Three of the beneficial owners listed in the table above have options for the purchase of 1,125 shares of Common Stock that are exercisable within 60 days of October 14, 2003.

(6)	Includes 1,047,010 shares of Common Stock that may be acquired upon exercise of warrants.

Stock Ownership of Certain Beneficial Owners

      As of October 14, 2003, the persons named below were, to the Company’s knowledge, the only beneficial owners of more than 5 percent of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than Richard G. Sass, whose beneficial ownership of Common Stock is described above.

	Shares Beneficially
	Owned

Name of Beneficial Owner	Number	Percent

Paulson Capital Corp. and Chester L. F. Paulson and Jacqueline M. Paulson, as joint tenants	1,315,883(1)	23.6%

(1)	Based solely on information contained in a Schedule 13D filed by the indicated beneficial owners with the Securities and Exchange Commission on May 20, 2003, and Form 4s filed on June 10, 2003, September 9, 2003, September 11, 2003 and September 25, 2003. Includes 965,883 shares of Common Stock that may be acquired upon exercise of warrants.

PROPOSAL 1 ON PROXY:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE
COMMON STOCK AT A RATIO OF 1-FOR-3

General

      The board of directors is seeking shareholder approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Common Stock at a ratio of 1-for-3. If the Reverse Stock Split Proposal is approved by the shareholders, the board of directors intends, promptly following the Special Meeting, to effect the reverse stock split by filing an appropriate amendment to the Company’s Amended and Restated Articles of Incorporation. The closing price of the Common Stock on October      , 2003 as reported by Nasdaq was $          per share.

      The board of directors reserves the right notwithstanding shareholder approval, and without further action or approval by the shareholders, to decide not to proceed with the reverse stock split if at any time prior to its effectiveness it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company and its shareholders.

Background and Purpose for the Reverse Stock Split

      The primary purpose of the reverse stock split is to increase the market price of the Common Stock above the minimum bid requirement of $1.00 per share required by Nasdaq. The Company received notice from Nasdaq on September 8, 2003 indicating that, because the bid price of its Common Stock had continued to be less than $1.00, the Company failed to comply with Nasdaq’s minimum bid price requirement for continued listing set forth in Nasdaq’s Marketplace Rule 4310(c)(4), and that the Common Stock and the Company’s Class A warrants and Class B warrants for the purchase of Common Stock would, therefore, be delisted from the Nasdaq SmallCap Market.

      The Company attended a hearing on October 16, 2003 before a Nasdaq Qualifications Hearing Panel to review the staff determination and present a plan to regain compliance with the minimum bid price requirement, and requested that Nasdaq defer its delisting decision to give the Company sufficient time to hold the Special Meeting and effect the reverse stock split. There can be no assurance the Panel will grant the Company’s request or that, if approved and implemented, the Reverse Stock Split Proposal will achieve its intended result.

      The board of directors believes that maintaining the listing of its securities on the Nasdaq SmallCap Market is in the best interests of the Company and its shareholders. The Company believes, but cannot ensure, that the reverse stock split will enable the Common Stock to trade above the $1.00 minimum bid price established by Nasdaq listing requirements for continued listing on the Nasdaq SmallCap Market. Although no assurance can be given that the Company’s securities will continue to be listed on the Nasdaq SmallCap Market if the Reverse Stock Split Proposal is approved, it will be extremely difficult, and may be impossible, for the Company to maintain the listing of its securities on the Nasdaq SmallCap Market if the Reverse Stock Split Proposal is not approved.

      The delisting of the Common Stock from the Nasdaq SmallCap Market or further declines in the market price of the Common Stock could greatly impair the Company’s ability to raise capital through equity or debt financings. Continued listing of the Common Stock on the Nasdaq SmallCap Market may enhance the Company’s access to capital and increase its flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if shares of the Common Stock continue to be listed on the Nasdaq SmallCap Market. In addition, firms that currently make a market for the Common Stock could discontinue that role if the Company’s securities are no longer listed on the Nasdaq SmallCap Market.

      If delisted from the Nasdaq SmallCap Market, the Company’s securities may be eligible to trade on the OTC Bulletin Board or in the “pink sheets.” These alternatives are generally considered to be less efficient and not as broad a market as the Nasdaq SmallCap Market. Many analysts will not provide research on companies whose stock trades below certain price levels or that trades on the OTC Bulletin Board or the “pink sheets.” No analyst currently provides research on the Company.

      If the Common Stock is delisted from the Nasdaq SmallCap Market, trading in the Company’s securities may become subject to the requirements of certain rules under the Securities Exchange Act of 1934 which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, a non-Nasdaq or exchange-listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Company’s securities could inhibit brokers from trading in the Company’s securities and further limit the market liquidity of the Company’s securities and the ability of investors to trade the Company’s securities.

Certain Risks Associated with the Reverse Stock Split

      The Company cannot predict the effect of the reverse stock split upon the market price for the Common Stock, and the history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of the Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the reverse stock split;

•	the reverse stock split will not adversely impact the market price of the Common Stock;

•	the marketability of the Common Stock will improve as a result of approval of the reverse stock split; or

•	the market price per share of Common Stock after the reverse stock split will exceed or remain more than the $1.00 minimum bid price required for listing on the Nasdaq SmallCap Market or that the Company will otherwise meet applicable Nasdaq SmallCap Market listing requirements.

      The market price of the Common Stock will be based on the Company’s performance and other factors, many of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the reduced number of shares that would be outstanding after the reverse stock split will likely significantly reduce the trading volume of the Common Stock and could otherwise adversely affect the liquidity of the Common Stock.

      It is also important to note that even if the Company is able to meet the minimum bid price requirement after the reverse stock split, the Company will still have to meet the other applicable standards required for continued listing on the Nasdaq SmallCap Market, including:

•	either (a) stockholders’ equity of at least $2.5 million, (b) a market value of listed securities of $35.0 million or (c) net income from continuing operations of $500,000 for the most recently completed fiscal year or two of the last three most recently completed fiscal years;

•	at least 500,000 shares publicly held;

•	a market value of $1.0 million of shares not held directly or indirectly by any officer or director of the Company, or by any person who is the beneficial owner of more than 10 percent of the total shares outstanding;

•	at least 300 stockholders each holding 100 or more shares; and

•	at least two registered and active market makers.

If the Company fails to meet any of these requirements for continued listing on the Nasdaq SmallCap Market, even if the Company meets the minimum bid price requirement subsequent to the reverse stock split, the Company’s securities may still be subject to delisting. There can be no assurance that the Company will be able to comply with the foregoing listing requirements following the reverse stock split.

      In particular, and as described more fully below, the Company will need to issue additional equity in the immediate future in order to meet the $2.5 million minimum stockholders’ equity requirement. The Company presented a plan to Nasdaq to demonstrate compliance with the minimum stockholders’ equity requirement by January 16, 2004. There can be no assurance that Nasdaq will give the Company until that date to regain compliance with the minimum stockholder’s equity requirement. If the Company fails to demonstrate such compliance by such date as is ultimately required by Nasdaq, its securities will be delisted from the Nasdaq SmallCap Market.

      The reverse stock split, if effected, may result in some shareholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

Principal Effects of the Reverse Stock Split

      If approved and effected, the reverse stock split would have the following principal effects:

•	at the time the reverse stock split is effected, every three shares of Common Stock will automatically be combined and converted into one share of Common Stock;

•	the number of shares of Common Stock issued and outstanding will be reduced proportionately, reducing the number of outstanding shares to approximately 1,539,962;

•	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock (including the Class B warrants), which will result in approximately the same aggregate price being required to be paid upon exercise of such options or warrants immediately preceding the reverse stock split; and

•	the number of shares reserved for issuance under the Company’s existing stock incentive and stock option plans will be reduced proportionately.

      If approved and effected, the reverse stock split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock. As described below, fractional shares created by the reverse stock split will be rounded up to the nearest whole share. The reverse stock split will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent of such rounding.

      Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split. As of October 14, 2003, the Company had 25,000,000 shares of Common Stock authorized and 4,619,886 shares of Common Stock issued and outstanding. Following the reverse stock split, the Company will continue to have 25,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of preferred stock. Authorized but unissued shares will be available for issuance by the Company in financings or otherwise. If the Company issues shares of preferred stock or additional shares of Common Stock, the ownership interest of holders of Common Stock may be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Common Stock.

      Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split Proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company’s board of directors and shareholders. Other than the Reverse Stock Split Proposal, the Company’s board of directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Amended and Restated Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

      The currently issued and outstanding Common Stock will remain fully paid and non-assessable. The respective voting rights and other rights that accompany the Common Stock will not be altered by the reverse stock split. The par value of the Common Stock and the Company’s total stockholders’ equity will not be affected by the reverse stock split.

      The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934. All shares and per share information will be retroactively adjusted following the effective date to reflect the reverse stock split for all periods presented in future Securities and Exchange Commission filings.

Fractional Shares

      The conversion of a shareholder’s existing shares into post-reverse split shares may result in the creation of fractional shares. No cash, scrip or fractional certificates will be issued in connection with the reverse stock split. All fractional shares will be rounded up to the nearest whole share. Post-reverse split shares issued due to upward rounding will be issued solely to save the expense and administrative burden of issuing fractional shares, and do not represent separately bargained-for consideration.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

      If the shareholders approve the Reverse Stock Split Proposal, and the board of directors implements the reverse stock split, the Company will file an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Oregon. The reverse stock split will become effective at the time the Amendment is filed, which is referred to as the “effective time.” Beginning at the effective time, each certificate representing pre-split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-split shares. The text of the Amendment to effect the reverse stock split, if implemented, will be in substantially the form attached hereto as Appendix A; provided, however, that the form of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Oregon and as the board of directors deems necessary and advisable to effect the reverse stock split.

      Following the effective time, transmittal forms and instructions specifying the details of the exchange will be mailed to each record holder of shares of Common Stock, to be used in forwarding such holder’s Common

Stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such shareholder holds as a consequence of the reverse stock split. The Company expects that UMB Bank, N.A., its transfer agent, will act as exchange agent for this purpose. Upon receipt of the transmittal form and instructions, each shareholder should surrender the certificates evidencing shares of Common Stock prior to the reverse stock split in accordance with the applicable instructions. Each shareholder surrendering share certificates will receive new certificates evidencing the whole number of shares of Common Stock to which such shareholder is entitled as a consequence of the reverse stock split. Shareholders will not be required to pay any transfer fee or other fees associated with the exchange of certificates. New certificates of Common Stock will also be issued in due course as old certificates are tendered to the transfer agent for exchange or transfer. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES, NOR SHOULD SHAREHOLDERS SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences

      The following discussion generally describes the material federal income tax consequences of the proposed reverse stock split to the Company’s shareholders and to the Company. The following discussion does not address any foreign state, local tax or alternative minimum income or other federal tax consequence of the proposed reverse stock split. The actual consequences for each shareholder will be governed by the specific facts and circumstances pertaining to that shareholder’s acquisition and ownership of the Common Stock. Thus, the Company makes no representations concerning the tax consequences for any particular shareholder. The Company recommends that each shareholder consult with his or her own tax advisor concerning the tax consequences of the reverse stock split, including federal, state and local, or other income tax.

      The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed reverse stock split. However, the Company believes that because the reverse stock split is not part of a plan to periodically increase a shareholder’s proportionate interest in the Company’s assets or earnings and profits, the proposed reverse stock split will have the income tax effects as described below.

      Other than the rounding in connection with fractional share interests described above, the receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to shareholders for federal income tax purposes. If the reverse stock split is effected, the tax basis of Common Stock received as a result of the reverse stock split (including any shares issued pursuant to rounded fractional share interests) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock outstanding prior to the reverse stock split. For tax purposes, the holding period of the shares outstanding immediately prior to the effective date of the reverse stock split will be included in the holding period of the Common Stock received as a result of the reverse stock split.

No Appraisal Rights

      Under Oregon law, shareholders are not entitled to appraisal rights with respect to the proposed reverse stock split.

Vote Required

      To approve the Reverse Stock Split Proposal, the number of votes cast in favor of the proposal by holders of Common Stock must exceed the number of votes cast by holders opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted and have no effect on the determination of whether the number of votes cast in favor of the Reverse Stock Split Proposal exceed the number of opposing votes cast.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2 ON PROXY:

APPROVAL OF THE POTENTIAL ISSUANCE OF UP TO 2,780,498 SHARES OF COMMON STOCK (SUBJECT TO PROPORTIONAL ADJUSTMENT UPON THE EFFECTIVENESS OF

THE 1-FOR-3 REVERSE STOCK SPLIT) UPON THE EXERCISE OF OUTSTANDING
CLASS B WARRANTS DURING A TEMPORARY WARRANT REPRICING PERIOD
General

      The board of directors is seeking shareholder approval of the potential issuance of up to 2,780,498 shares of Common Stock (subject to proportional adjustment upon the effectiveness of the 1-for-3 reverse stock split) upon the exercise of outstanding Class B warrants during a temporary warrant repricing period. This approval is required by rules of the Nasdaq SmallCap Market.

      If the Warrant Repricing Proposal is approved, the Company expects to implement the warrant repricing program effective on or about December 15, 2003, and expiring on or about January 16, 2004. Class B warrants are presently exercisable for an aggregate of up to 2,780,498 shares of Common Stock at an exercise price of $7.20 per share. During the term of the warrant repricing program, participating holders will be entitled to exercise their Class B warrants at an exercise price per share equal to the average closing price of shares of Common Stock as reported by Nasdaq on the 15 trading days with the highest closing prices during the 20 trading days immediately preceding the date of the Special Meeting. The Company may pay a commission of up to $0.05 per Class B warrant exercised pursuant to the warrant repricing program to registered brokers and/or dealers. Holders of Class B warrants will not be required to participate in the warrant repricing program. Class B warrants not exercised pursuant to the warrant repricing program will revert to their pre-existing terms after the end of the warrant repricing program (subject to proportional adjustment upon the effectiveness of the 1-for-3 reverse stock split).

      Nasdaq SmallCap Market listing rules require shareholder approval for the issuance of securities representing 20% or more of the voting power of an issuer’s outstanding listed securities under certain circumstances, including where the proposed issuance would be for less than the greater of book or market value. The Company had 4,619,886 shares of Common Stock outstanding as of October 14, 2003. Assuming that all holders of Class B warrants participated in the program and exercised their warrants, the warrant repricing program would result in the issuance of 2,780,498 shares of Common Stock (without giving effect to the reverse stock split), which would exceed 20% of the Common Stock. In addition, under the terms of the repricing program, the shares could be issued at a price below the book and market value of the Common Stock as determined by Nasdaq.

      The board of directors reserves the right notwithstanding shareholder approval, and without further action or approval by the shareholders, to decide not to proceed with the warrant repricing program if at any time prior to its implementation it determines, in its sole discretion, that the program is no longer in the best interests of the Company and its shareholders.

Background and Purpose for the Class B Warrant Repricing Program

      The primary purpose of the warrant repricing program is to encourage holders of outstanding Class B warrants to exercise their warrants. The Company’s Class B warrants are presently exercisable at $7.20 per share of Common Stock and the closing price of the Common Stock as reported by Nasdaq on October      , 2003 was $          per share. Because the exercise price significantly exceeds the current market price of the Common Stock, holders of the Class B warrants at present have no incentive to exercise the warrants. By reducing the exercise price of the Class B warrants to a price more closely approximating the then-current market price, the Company believes holders will have an incentive to exercise the warrants, which will:

•	increase the number of shares of Common Stock that are publicly traded,

•	decrease the number of unexercised outstanding warrants; and

•	raise short-term working capital for the Company at relatively low cost.

      The Company believes that achieving these objectives will improve the Company’s financial position and, together with the Stock Issuance Proposal, enhance its ability to meet Nasdaq SmallCap listing standards. As indicated above, the Company believes that it will need to raise additional equity capital in order to meet Nasdaq’s minimum $2.5 million stockholders’ equity requirement by January 16, 2004. There can be no assurance, however, that Nasdaq will give the Company until that date to regain compliance with the minimum stockholders’ equity requirement. There can also be no assurance that holders of Class B warrants will elect to participate in the warrant repricing program at a substantial level, if at all, or if such holders do participate, that the program will achieve the desired results. Although no assurance can be given that the Company’s securities will continue to be listed on the Nasdaq SmallCap Market if the Warrant Repricing Proposal is approved, it is virtually certain that the Company’s securities will be delisted if the Warrant Repricing Proposal is not approved or, if approved, a substantial number of Class B warrants are not exercised.

Principal Risks of the Warrant Repricing Proposal

      The principal risks of the Warrant Repricing Proposal and the corresponding Class B warrant repricing program are that, depending on the exercise price and extent that holders of Class B warrants elect to participate, the ownership interests of holders of Common Stock may be substantially diluted, and the market price of the Common Stock decreased, as a result of the issuance of shares of Common Stock upon the exercise of Class B warrants. Because the exercise price may be at a discount to the market price at the time the warrant is exercised, the exercise of Class B warrants for shares of Common Stock could result in a substantial number of additional shares being issued at below-market prices and a significant number of the shares being sold into the market, which would result in the ownership interests of holders of the Common Stock being diluted, and a decrease in the price of the Common Stock.

      For a holder to exercise the Class B warrants, there must be a current registration statement in effect with the SEC and qualification in effect under applicable state securities laws or applicable exemptions from state qualification requirements with respect to the issuance of Common Stock underlying the Class B warrants. Presently, such registrations and qualifications are not in effect. The Company intends to effect SEC registration and state qualification (where required) of the sale of the Common Stock pursuant to warrant exercises, but can give no assurance that such registration and qualification will be effective prior to the commencement of the warrant repricing period, if at all. If the Company is unable to obtain such registration and qualification, it will not be able to implement the warrant repricing program whether or not the shareholders approve the Warrant Repricing Proposal.

Vote Required

      To approve the Warrant Repricing Proposal, the number of votes cast in favor of the proposal by holders of Common Stock must exceed the number of votes cast by holders opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted and have no effect on the determination of whether the number of votes cast in favor of the Warrant Repricing Proposal exceed the number of opposing votes cast.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE WARRANT REPRICING PROPOSAL.

PROPOSAL 3 ON PROXY:

APPROVAL OF THE POTENTIAL SALE OF UP TO $500,000 OF COMMON STOCK TO THE COMPANY’S DIRECTORS AND OFFICERS, AMONG OTHERS, AND THE EXERCISE OF CLASS B WARRANTS BY THE DIRECTORS AND OFFICERS DURING THE TEMPORARY WARRANT REPRICING PERIOD

General

      The board of directors is seeking shareholder approval of the potential sale of up to $500,000 of Common Stock to its directors and officers, among others, and the exercise of Class B warrants by the directors and officers during the temporary warrant repricing period. Nasdaq listing rules require shareholder approval for the issuance of securities to the Company’s directors and officers under certain Common Stock purchase plans, which may include the Stock Issuance Proposal and the Warrant Repricing Proposal.

      The Company expects that the sales of Common Stock and Class B warrant exercises, if approved by shareholders, would occur promptly following such approval and acceptance. The stock sales would be at a purchase price equal to the average ending sale price of shares of Common Stock on the Nasdaq SmallCap Market on the 15 trading days with the highest closing price during the 20 trading days immediately preceding the date of the Special Meeting. There can be no assurance that the sales or the warrant exercises will occur at all or at the aggregate level for which approval is being sought. Although no assurance can be given that the Company’s securities will continue to be listed on the Nasdaq SmallCap Market if the Stock Issuance Proposal is approved, it will be extremely difficult, and may be impossible, for the Company to maintain the listing of its securities on the Nasdaq SmallCap Market if the Stock Issuance Proposal is not approved.

      The board of directors reserves the right notwithstanding shareholder approval, and without further action or approval by the shareholders, to decide not to proceed with the transactions contemplated by the Stock Issuance Proposal if at any time prior to effecting such transactions it determines, in its sole discretion, that such transactions are no longer in the best interests of the Company and its shareholders.

Background and Purpose for the Stock Issuance Proposal

      The primary purpose of the Stock Issuance Proposal is to raise capital and increase the Company’s stockholders’ equity. The Company believes that achieving these objectives will improve the Company’s financial position and, together with the Warrant Repricing Proposal, enhance its ability to meet the Nasdaq SmallCap listing standards. As indicated above, the Company will need to issue additional equity in order to meet Nasdaq’s minimum $2.5 million stockholders’ equity requirement, and has requested that Nasdaq grant it until January 16, 2004 to do so. There can be no assurance, however, that Nasdaq will give the Company until that date to regain compliance with the minimum stockholders’ equity requirement. As of the date of this Proxy Statement, three directors have committed to purchase at least $200,000 of Common Stock if the Stock Issuance Proposal is approved by shareholders. The consideration for such purchases would be a combination of cash and conversion of outstanding debt owed by the Company. There can be no assurance that the Company’s directors and officers, or any other persons, will purchase additional shares of Common Stock on the terms proposed or, if additional Common Stock is sold, that the proposal will achieve the desired results.

Principal Risks of the Stock Issuance Proposal

      The principal risks of the Stock Issuance Proposal are that, depending on the price at which the shares are purchased, the ownership interests of holders of Common Stock may suffer dilution, and the market price of the Common Stock decreased, as a result of the sale of shares of Common Stock as proposed. Because the purchase price for the Common Stock to be sold may be at a discount to the market price at the time of sale, the sale of shares of Common Stock could result in shares being issued at below-market prices, which would result in the ownership interests of holders of the Common Stock being diluted, and a decrease in the price of the Common Stock.

      In addition, the sale of additional shares of Common Stock to directors and officers of the Company will increase the percentage of outstanding shares held by such officers and directors, and thus increase the degree of control exercised by such persons over the Company’s management. On October 14, 2003, the Company’s directors and officers were the beneficial owners of 25.3% of the Common Stock.

Vote Required

      To approve the Stock Issuance Proposal, the number of votes cast in favor of the proposal by holders of Common Stock must exceed the number of votes cast by holders opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted and have no effect on the determination of whether the number of votes cast in favor of the Stock Issuance Proposal exceed the number of opposing votes cast.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE STOCK ISSUANCE PROPOSAL.

DESCRIPTION OF SECURITIES

The Company’s Authorized Capital Stock

      The Company’s authorized capital stock consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of October 14, 2003, there were 4,619,886 outstanding shares of Common Stock held by 48 holders of record and approximately 750 beneficial holders. The Common Stock is quoted on the Nasdaq SmallCap Market and the Boston Stock Exchange under the symbols “MHLX” and “HLX,” respectively. There are no shares of preferred stock outstanding.

Common Stock

      Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Shareholders do not have rights to cumulate their votes in the election of directors. Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, the holders of Common Stock are entitled to receive such lawful dividends as the Board of Directors may declare from time to time. In the event the Company liquidates, dissolves or winds up, and subject to the rights of the holders of outstanding shares of preferred stock, the holders of shares of Common Stock will be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its shareholders. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Class A and Class B Warrants

      Each Class A warrant entitles the holder to purchase one share of Common Stock. The Class A warrants have an exercise price of $6.60 per share, and expire November 15, 2003. The Company expects that all Class A warrants will expire without being exercised.

      Each Class B warrant entitles the holder to purchase one share of Common Stock. The Class B warrants are presently exercisable at a price of $7.20 per share. The Class B warrants expire November 15, 2006.

      The Class B warrants are redeemable by the Company, at a price of $0.25 per warrant, upon 30 days’ prior written notice, at any time after the Company has reported income per share of $1.00 or more for any period consisting of four consecutive quarters. If the Company gives notice of its intention to redeem, a holder will have the choice either to exercise his or her Class B warrants before the date specified in the redemption notice or to accept the redemption price.

      The Class B warrants contain provisions that protect the holders against dilution by adjustment of the exercise price. These adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. The holder of a Class B warrant does not possess any rights as a shareholder until he or she exercises the warrant.

      For a holder to exercise the Class B warrants, there must be a current registration statement in effect with the SEC and qualification in effect under applicable state securities laws or applicable exemptions from state qualification requirements with respect to the issuance of Common Stock or other securities underlying the warrants. The Company will attempt to cause a registration statement with respect to such securities to be filed under the Securities Act of 1933 and to become and remain effective in anticipation of and before the exercise of the Class B warrants and to take such other actions under the laws of various states as may be required to cause the sale of Common Stock or other securities upon exercise of Class B warrants to be lawful. The Company has the right, but not the obligation, so long as shares of Common Stock are listed on a securities exchange or there are at least three independent market makers, to pay a holder exercising a Class B warrant cash equal to the difference between the market price of the Common Stock on the exercise date and the exercise price of the warrant in lieu of registering the underlying Common Stock. The Company is not required to honor the exercise of Class B warrants if, in the opinion of the board of directors with the advice of counsel, the sale of securities upon exercise would be unlawful.

Other Warrants

      The Company granted a warrant to purchase 4,416 shares in connection with the establishment of a credit facility in January 2001. The right to exercise the warrant expires in January 2008. The number of shares for which this warrant is exercisable and the exercise price per share is subject to adjustment if the Company issues, or is deemed to issue, shares of Common Stock for less than $9.0588 per share. Such an adjustment would occur if the Warrant Repricing Proposal is approved and Class B warrantholders participate in the warrant repricing program, but the exact amount of the adjustment will depend upon the exercise price of the Class B warrants and the level of participation.

      The Company also granted a warrant to purchase 33,117 shares of Common Stock to a supplier in March 2000 retroactively effective to July 1999. That warrant is fully vested and expires in March 2010.

Options

      As of October 14, 2003, there were options held by the Company’s employees, consultants and others to purchase an aggregate of 509,971 shares of Common stock at a weighted average exercise price of $1.86 per share. Of the outstanding options, 203,857 options are now exercisable at a weighted average exercise price of $2.53 per share, and the rest become exercisable at various times over the next 8.3 years.

Preferred Stock

      The board of directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including voting rights, terms of redemption, redemption prices, liquidation preferences, dividend preferences, conversion rights, number of shares constituting any series, and the designation of such series. In the Company’s amended and restated articles of incorporation, 2,000,000 shares of the preferred stock are designated as Series A preferred stock.

      Although it presently has no intention to do so, the board of directors, without shareholder approval, could issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock. This provision may be deemed to have a potential anti-takeover effect and the issuance of the preferred stock in accordance with such provision may delay or prevent a change of control of the Company. The issuance of preferred stock will be approved by a majority of the Company’s independent directors who do not have an interest in the transaction and who have access, at the Company’s expense, to the Company’s legal counsel or independent legal counsel.

OTHER MATTERS

      As of the date of this Proxy Statement, the board of directors does not know of any other matters to be presented for action by the shareholders at the Special Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the board of directors.

DATE FOR SUBMISSION OF SHAREHOLDER

PROPOSALS FOR ANNUAL MEETING

      Any shareholder proposal intended for inclusion in the Proxy Statement and form of proxy relating to the Company’s 2004 Annual Meeting of Shareholders must be received by the Company not later than December 19, 2003, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

COST OF SOLICITATION

      Proxies may be solicited on behalf of the board of directors by regular employees in person or by mail, telephone or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company may also retain one or more third parties to assist in the solicitation of proxies at an estimated cost of up to $5,000 plus reasonable out-of-pocket expenses. This solicitation, if conducted, will be by mail, telephone, and other means.

By Order of the Board of Directors

JAMES M. WILLIAMS
Chairman of the Board

Portland, Oregon

November 3, 2003

ANNEX A

PROPOSED AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

      Article II(A) of the Amended and Restated Articles of Incorporation of microHelix, Inc. is hereby amended by adding, to the end of such Article, the following:

“Effective upon the filing of this Amendment (the “Effective Time”) each three (3) shares of Common Stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall be combined and reclassified (the “Reverse Stock Split”) as one (1) share of fully paid and nonassessable Common Stock of the Corporation (“New Common Stock”). No fractional shares of Common Stock of the corporation shall be issued as a result of the Reverse Stock Split. A holder of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock as a result of the Reverse Stock Split shall, in lieu thereof, be entitled to receive a whole share, and the Corporation shall round up each such fractional share to the nearest whole share. Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates.”

A-1

MICROHELIX, INC
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE MANAGEMENT OF MICROHELIX, INC.
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 10, 2003

The undersigned shareholder of microHelix, Inc., an Oregon corporation (the “Company”), does hereby appoint Tyram H. Pettit and Terrence A. Rixford, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders (the “Special Meeting”) to be held at 10:00 a.m. (Pacific Time) on December 10, 2003 at the offices of the Company, 16125 SW 72nd Avenue, Portland, Oregon 97224 and any adjournments or postponements thereof upon the following matters.

1.     To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-3 (the “Reverse Stock Split Proposal”):

For	☐	Against	☐	Abstain	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

2.     To approve the potential issuance of up to 2,780,498 shares of the Company’s common stock (subject to proportional adjustment upon the effectiveness of the 1-for-3 reverse stock split) upon the exercise of outstanding Class B warrants during a temporary warrant repricing period (the “Warrant Repricing Proposal”):

For	☐	Against	☐	Abstain	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE WARRANT REPRICING PROPOSAL.

3.     To approve the potential issuance of up to $500,000 of the Company’s common stock to the Company’s directors and officers, among others, and the exercise of Class B warrants by directors and officers during the temporary warrant repricing period (the “Stock Issuance Proposal”):

For	☐	Against	☐	Abstain	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

4.     Upon such matters as may properly come before, or incident to the conduct of the Special Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interest of the Company. The Company is not aware of any additional matters to be presented for action at the meeting.

PLEASE SIGN, DATE, AND RETURN THIS PROXY FORM TODAY, USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE REVERSE STOCK SPLIT PROPOSAL, THE WARRANT REPRICING PROPOSAL AND THE STOCK ISSUANCE PROPOSAL. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMPANY’S PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

Typed or Printed name(s)	Title or authority, if applicable

Authorized Signature	Date

Please sign exactly as your name appears on this Proxy Form. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Form, please sign and return all such proxy forms in the accompanying envelope.